Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Milwaukee, Wis. – Oct. 16, 2006 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2006 third quarter core operating income of $210.9 million, or $0.81 per diluted share, as compared to $179.7 million, or $0.75 per diluted share, in the third quarter of 2005. The Corporation reported 2006 third quarter net income of $238.9 million, or $0.92 per diluted share.  The $0.11 per diluted share difference between core operating income and net income as reported reflects an adjustment in the accounting treatment of derivatives used to manage interest rate risk as described in more detail below.  Third quarter core operating income increased 17.4 percent over the same period in 2005.

Core operating income for the nine months ended September 30, 2006 was $601.4 million, or $2.38 per diluted share, compared to $528.7 million, or $2.25 per diluted share, in the nine months ended September 30, 2005.  Net income for the nine months ended September 30, 2006 was $602.5 million, or $2.38 per diluted share.

Return on average assets based on core operating income for the third quarter was 1.53 percent, as compared to 1.62 percent for the same period in 2005. Return on average equity based on core operating income was 14.22 percent this quarter as compared to 15.85 percent for the third quarter of 2005.

The Corporation’s provision for loan and lease losses was $10.3 million in the third quarter of 2006, versus $9.9 million in the same period last year. Net charge-offs for the period were $8.1 million, or 0.08 percent of total average loans and leases outstanding this quarter, and $7.8 million a year ago or 0.10 percent of total average loans and leases. At September 30, 2006, the allowance for loan and lease losses was 1.01 percent of total loans and leases, compared to 1.09 percent a year earlier. Nonperforming loans and leases were 0.53 percent of total loans and leases at September 30, 2006, and 0.44 percent at September 30, 2005.

Assets at September 30, 2006 were $55.5 billion, compared to $45.0 billion at September 30, 2005. Book value per share was $23.51 at September 30, 2006, compared to $19.81 for the same date a year ago. Total loans and leases were $41.3 billion, compared to $33.1 billion at September 30, 2005.

Accounting Adjustment for Derivatives

The Corporation has elected early application of Staff Accounting Bulletin 108, and, as a result, has adjusted its opening financial position for 2006 and the financial results for the first two quarters of 2006 to reflect a change in its hedge accounting under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities.  The Corporation utilizes interest rate swaps to hedge its risk in connection with certain financial instruments, and the Corporation had applied hedge accounting under SFAS 133 to these transactions from inception.  Due to the recent expansion of certain highly technical interpretations of SFAS 133, specifically hedge designation under the “matched-term” method, certain of the derivative transactions entered into by the Corporation do not qualify for hedge accounting.  As a result, any fluctuation in the market value of the derivatives should have been recorded through the income statement with no corresponding offset to the hedged items, or accumulated other comprehensive income.

This adjustment results in Shareholders’ Equity at January 1, 2006 being reduced by $18.0 million, and earnings per diluted share for the first and second quarters of 2006 being reduced by $0.06 and $0.05, respectively.

The Corporation is taking various actions, including terminating existing swaps that no longer qualify for hedge accounting, such that the Corporation believes its financial results going forward will not be materially impacted by fluctuations in the market value of derivatives used to hedge interest rate risk.  The Corporation expects that these actions will result in fourth quarter 2006 charges of approximately $0.03 per diluted share.

“Our issue relates strictly to the evolving accounting interpretations related to hedge accounting.  It is important to understand that this adjustment does not impact our growth trends, our underlying credit quality, or our key performance ratios in any significant manner,” said Greg Smith, the Corporation’s chief financial officer.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $55.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 195 offices throughout the state. In addition, M&I has 42 locations throughout Arizona; 17 offices in Kansas City and nearby communities; 17 offices on Florida’s west coast; 16 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 15 offices in the greater St. Louis area. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

This press release contains non-GAAP financial measures.  For a reconciliation of the non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP, please see the reconciliation table included in the attachment to this press release.

This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the Risk Factors identified in Item 1A of M&I’s Annual Report on Form 10-K for the year ended December 31, 2005, which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Monday, October 16, regarding third quarter earnings. For those interested in listening, please call 1-800-946-0720 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through October 23, 5:00 p.m. Central Daylight Time by calling 1-888-203-1112 and entering pass code 652 55 74 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on October 16.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2006	2005	Change	2006	2005	Change
PER SHARE DATA
Diluted:
Net Income	$0.92	$0.75	22.7%	$2.38	$2.25	5.8%
Core Operating Income	$0.81	$0.75	8.0%	$2.38	$2.25	5.8%
Basic:
Net Income	0.94	0.77	22.1	2.44	2.30	6.1
Core Operating Income	0.83	0.77	7.8	2.43	2.30	5.7
Dividend Declared	0.27	0.24	12.5	0.78	0.69	13.0
Book Value	23.51	19.81	18.7	23.51	19.81	18.7
Shares Outstanding (millions):
Average - Diluted	259.7	238.2	9.0	252.8	234.8	7.7
End of Period	254.8	234.4	8.7	254.8	234.4	8.7

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$400.5	$330.3	21.3%	$1,118.1	$958.7	16.6%
Provision for Loan and Lease Losses	10.3	9.9	4.0	32.3	31.8	1.6

Data Processing Services	339.5	296.0	14.7	1,027.5	861.3	19.3
Wealth Management	54.6	48.3	13.0	163.7	143.5	14.1
Service Charge on Deposits	25.7	23.6	8.9	73.3	70.7	3.7
Mortgage Banking	13.4	15.8	-15.2	38.1	35.1	8.5
Net Investment Securities Gains (Losses)	4.5	7.4	-39.2	6.6	42.6	-84.5
Mark to Market Adjustments	43.8	-	n.m.	1.8	-	n.m.
All Other	39.6	39.0	1.5	122.0	113.7	7.3
Total Non-Interest Revenues	521.1	430.1	21.2	1,433.0	1,266.9	13.1

Salaries and Employee Benefits	314.3	278.0	13.1	898.8	792.1	13.5
Occupancy and Equipment	61.8	54.6	13.2	183.5	158.8	15.6
Intangible Amortization	12.1	6.1	98.4	33.0	22.3	48.0
Other	158.4	131.8	20.2	480.7	400.2	20.1
Total Non-Interest Expenses	546.6	470.5	16.2	1,596.0	1,373.4	16.2

Tax Equivalent Adjustment	7.3	8.5	-14.1	23.0	25.1	-8.4
Pre-Tax Earnings	357.4	271.5	31.6	899.8	795.3	13.1
Income Taxes	118.5	91.8	29.1	297.3	266.6	11.5

Net Income	$238.9	$179.7	32.9%	$602.5	$528.7	14.0%

Core Operating Income	$210.9	$179.7	17.4%	$601.4	$528.7	13.8%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.29%	3.36%		3.27%	3.41%
Interest Spread (FTE)	2.67	2.87		2.67	2.97

Efficiency Ratio	59.6	62.5		62.7	62.1
Efficiency Ratio without Metavante	48.5	50.8		50.8	50.4

Return on Assets	1.74	1.62		1.56	1.66
Return on Equity	16.17	15.85		14.78	16.63

Equity / Assets (End of Period)	10.73	10.25		10.73	10.25

Reconciliation of Core Operating Income to Net Income
	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
	Amount	Per		Amount	Per
	($ in millions)	Diluted Share		($ in millions)	Diluted Share
Net Income	$238.9	$0.92		$602.5	$2.38
Mark to Market Adjustments (after-tax)	(28.0)	(0.11)		(1.1)	0.00
Core Operating Income	$210.9	$0.81		$601.4	$2.38

Average Shareholders' Equity	$5,860			$5,450
Cumulative Mark to Market Adjustments (after-tax)	23			23
Adjusted Average Shareholders' Equity	$5,883			$5,473

Based on Core Operating Income
Return on Assets	1.53%			1.56%
Return on Equity	14.22			14.69

Efficiency Ratio	62.6			62.8
Efficiency Ratio without Metavante	52.4			50.9

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of
	September 30,	September 30,	Percent
ASSETS ($millions)	2006	2005	Change
Cash & Due From Banks	$1,250	$1,080	15.7%
Trading Securities	45	28	60.7
Short - Term Investments	254	306	-17.0
Investment Securities	7,349	6,330	16.1
Loans and Leases:
Commercial Loans & Leases	12,327	9,721	26.8
Commercial Real Estate	14,284	10,259	39.2
Residential Real Estate	8,611	6,491	32.7
Home Equity Loans & Lines	4,416	4,916	-10.2
Personal Loans and Leases	1,627	1,719	-5.4
Total Loans and Leases	41,265	33,106	24.6
Reserve for Loan & Leases Losses	(417)	(362)	15.2
Premises and Equipment, net	568	469	21.1
Goodwill and Intangibles	3,221	2,388	34.9
Other Assets	1,948	1,650	18.1
Total Assets	$55,483	$44,995	23.3%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,566	$5,224	6.5%
Bank Issued Interest Bearing Activity	12,141	10,075	20.5
Bank Issued Time	8,007	4,790	67.2
Total Bank Issued Deposits	25,714	20,089	28.0
Wholesale Deposits	7,746	6,902	12.2
Total Deposits	33,460	26,991	24.0
Short - Term Borrowings	7,006	5,497	27.5
Long - Term Borrowings	7,489	6,375	17.5
Other Liabilities	1,572	1,520	3.4
Shareholders' Equity	5,956	4,612	29.1
Total Liabilities & Shareholders' Equity	$55,483	$44,995	23.3%

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2006	2005	Change	2006	2005	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,039	$993	4.6%	$1,017	$950	7.1%
Trading Securities	54	26	107.7	46	25	84.0
Short - Term Investments	302	273	10.6	331	244	35.7
Investment Securities	7,167	6,209	15.4	6,877	6,158	11.7
Loans and Leases:
Commercial Loans & Leases	12,088	9,588	26.1	11,474	9,270	23.8
Commercial Real Estate	14,065	10,145	38.6	12,755	9,846	29.5
Residential Real Estate	8,395	6,170	36.1	7,890	5,427	45.4
Home Equity Loans and Lines	4,474	4,905	-8.8	4,591	5,044	-9.0
Personal Loans and Leases	1,586	1,671	-5.1	1,640	1,642	-0.1
Total Loans and Leases	40,608	32,479	25.0	38,350	31,229	22.8
Reserve for Loan & Leases Losses	(420)	(364)	15.4	(402)	(362)	11.0
Premises and Equipment, net	570	459	24.2	544	452	20.4
Goodwill and Intangibles	3,169	2,317	36.8	2,937	2,205	33.2
Other Assets	2,095	1,743	20.2	1,990	1,720	15.7
Total Assets	$54,584	$44,135	23.7%	$51,690	$42,621	21.3%

Memo:
Average Earning Assets	$48,131	$38,987		$45,604	$37,656
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$48,250	$38,979		$45,699	$37,636

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,462	$5,049	8.2%	$5,271	$4,858	8.5%
Bank Issued Interest Bearing Activity	12,027	10,028	19.9	11,383	9,919	14.8
Bank Issued Time	7,980	4,516	76.7	7,066	4,192	68.6
Total Bank Issued Deposits	25,469	19,593	30.0	23,720	18,969	25.0
Wholesale Deposits	7,452	6,759	10.3	7,347	6,720	9.3
Total Deposits	32,921	26,352	24.9	31,067	25,689	20.9
Short - Term Borrowings	3,664	2,859	28.2	3,485	3,048	14.3
Long - Term Borrowings	10,366	8,686	19.3	9,944	7,943	25.2
Other Liabilities	1,773	1,740	1.9	1,744	1,691	3.1
Shareholders' Equity	5,860	4,498	30.3	5,450	4,250	28.2
Total Liabilities & Shareholders' Equity	$54,584	$44,135	23.7%	$51,690	$42,621	21.3%

Memo:
Average Interest Bearing Liabilities	$41,489	$32,848		$39,225	$31,822

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2006	2005	Change	2006	2005	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$8.1	$7.8	3.8%	$24.0	$27.7	-13.4%
Net Charge-Offs / Average Loans & Leases	0.08%	0.10%		0.08%	0.12%
Loan and Lease Loss Reserve ($millions)	$417.4	$362.3	15.2%	$417.4	$362.3	15.2%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.01%	1.09%		1.01%	1.09%
Non-Performing Loans & Leases (NPL) ($millions)	$219.2	$147.3	48.8%	$219.2	$147.3	48.8%
NPL's / Period-End Loans & Leases	0.53%	0.44%		0.53%	0.44%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	190%	246%		190%	246%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.62%	6.17%		7.31%	5.86%
Commercial Real Estate	7.63	6.33		7.34	6.14
Residential Real Estate	7.12	6.18		7.00	5.99
Home Equity Loans and Lines	7.49	6.32		7.22	6.16
Personal Loans and Leases	7.40	6.21		7.11	5.91
Total Loans and Leases	7.49	6.25		7.24	6.02
Investment Securities	5.20	4.99		5.19	5.01
Short - Term Investments	5.12	3.60		4.78	3.21
Interest Income (FTE) / Avg. Interest Earning Assets	7.13%	6.03%		6.90%	5.84%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.47%	2.06%		3.22%	1.72%
Bank Issued Time	4.55	3.29		4.27	3.03
Total Bank Issued Deposits	3.90	2.44		3.62	2.11
Wholesale Deposits	5.00	3.29		4.74	2.97
Total Interest Bearing Deposits	4.20	2.71		3.94	2.39
Short - Term Borrowings	5.39	3.88		5.07	3.43
Long - Term Borrowings	4.84	4.04		4.69	3.94
Interest Expense / Avg. Interest Bearing Liabilities	4.46%	3.16%		4.23%	2.87%
Net Interest Margin(FTE) / Avg. Earning Assets	3.29%	3.36%		3.27%	3.41%
Interest Spread (FTE)	2.67%	2.87%		2.67%	2.97%

Notes: (a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities.